Exhibit 21

Subsidiary                                                                         Owned by Lynch

Lynch Display Technologies, Inc.                                                   100.0%
Lynch Systems, Inc.                                                                100.0%
   Lynch International Holding Corporation                                         100.0%
   Lynch-AMAV LLC                                                                  75.0%
   M-tron Industries, Inc.                                                         100.0%
       M-tron Industries, Ltd.                                                     100.0%
   Spinnaker Industries, Inc.                                                      47.6%(O)60.4%(V)
       Entoleter, Inc.                                                             47.6%(O)60.4%(V)
       Spinnaker Coating, Inc.                                                     47.65(O)60.4%(V)
          Spinnaker Coating-Maine, Inc.                                            47.6%(O)60.4%(V)
       Spinnaker Electrical Tape Company                                           47.6%(O)60.4%(V)

Notes: (O)=Percentage of equity ownership; (V)=Percentage voting control.
